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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Number 333-56161 on Form S-8 of Sempra Energy of our reports relating to Sempra Energy Savings Plan, Sempra Energy Trading Retirement Savings Plan, Pacific Enterprises Retirement Savings Plan, Southern California Gas Company Retirement Savings Plan, and San Diego Gas & Electric Company Savings Plan dated June 11, 1999 appearing in the Annual Report on Form 11-K of Sempra Energy for the year ended December 31, 1998.


/S/  DELOITTE & TOUCHE LLP

San Diego, California
June 24, 1999